Exhibit 99.1

Nexstar Media Group ANNOUNCES STRATEGIC OPERATIONAL REALIGNMENT TO LEVERAGE VALUE OF PROPRIETARY LOCAL CONTENT ACROSS MULTIPLE PLATFORMS

Company to Combine Nexstar Broadcasting and Nexstar Digital Subsidiaries to Drive Synergies, Create Operational Efficiencies, Reduce Expenses and Enhance Financial Results

Irving, TX – October 22, 2020 – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar ” or the “Company”) announced today that effective November 1, 2020 it will combine its two primary operating subsidiaries, merging Nexstar Digital LLC, and Nexstar Broadcasting, Inc. creating a new single operating subsidiary. As part of the corporate streamlining, Nexstar Broadcasting, Inc. will be renamed Nexstar Inc. The new operational structure will align the Company’s national leadership in local content production with management teams that are broadcasting and digital subject matter experts to maximize the value of Nexstar’s content, national reach and significant consumer digital usage across multiple platforms.  Nexstar expects a mid-seven figure expense savings in 2021 as a result of the synergies, efficiencies, and streamlined reporting structure resulting from this realignment.

Nexstar Media Group’s three primary businesses – broadcasting, networks and digital – will now be operating divisions under the Nexstar Inc. umbrella. The digital business unit will be led by Karen Brophy who will assume the role of President, Digital with responsibility for Nexstar’s 121 local websites, programmatic, data science, social media, group sales and partnerships as well as the ongoing streamlining of the Company’s ad tech stack to better align Nexstar with today’s digital environment. Karen Brophy brings to her new role more than 20 years of product and business operations experience, including more than 15 years working with leading media and entertainment corporations. Before joining Nexstar in 2018, she served as Senior Vice President of Strategy and Operations at Hearst Newspapers where she led key initiatives in video, audience development and business operations. Prior to that, she spent seven years as Vice President of Digital Product at Hearst where she led consumer product, engineering, content strategy and revenue partnerships.  She has been a leader in the consumer product sector with prior roles at Yahoo!, Tribune, Spin Media and the New York Times.  Ms. Brophy also has extensive experience developing enterprise level digital publishing platforms for major media companies such as The Financial Times and Time Inc. Timothy C. Busch will serve as President, Broadcasting overseeing the Company’s 197 television stations and related digital multicast signals which reach 115 markets or nearly 39% of all U.S. television households and Sean Compton will serve as President, Networks overseeing WGN America, AntennaTV, and WGN Radio.

Karen Brophy, Tim Busch and Sean Compton and will report directly to Nexstar Media Group President, Chief Operating Officer and Chief Financial Officer, Thomas E. Carter. Following a transition period, Gregory R. Raifman, who currently serves as President of Nexstar Digital LLC, will leave the Company at the conclusion of his contract on March 31, 2021.

Thomas Carter commented, “The operational realignment we are announcing today will accelerate Nexstar’s growth by leveraging our leading local content and positioning the Company to become an even more nimble and competitive organization, thereby creating new value for shareholders. Tim, Sean and Karen are proven, experienced members of the Nexstar Nation and are ideally suited to lead our deep and capable operations, broadcast, content and digital teams. In addition to realizing operating expense efficiencies, by centralizing operations into a single primary operating entity, we will strengthen our focus on distributing the content consumers want most, delivered the way they prefer to consume it, which we believe will drive near- and long-term operating results improvements.

“We completed the highly accretive acquisition of Tribune Media a year ago and quickly and efficiently integrated their assets, resulting in first year operating synergies exceeding $185 million.  At the same time, we converted the Tribune enterprise to Nexstar’s operating, sales and other protocols and successfully and cost-effectively launched News Nation on WGN America. As a result, we are leveraging our industry leading scale, diversified business model and solid operating execution to deliver record 2020 financial results as we dynamically manage the business to offset the impacts of the pandemic, reduce leverage and return capital to shareholders through quarterly cash dividends and share repurchases.  Our decision to reorganize the business’ operating structure at this time reflects our view that there remains tremendous upside to be realized by maximizing the value of our assets, content and strong consumer engagement with our digital properties.  Through a more streamlined operating and reporting structure as well as a more efficient support structure, we will better monetize our content and broadcast and digital usage while continuing to invest in our business and improve service to viewers and advertisers, all while driving a mid-seven figure expense savings in 2021.  In addition, the merger of Nexstar Digital LLC into Nexstar Inc. is estimated to increase the restricted payment capacity under the two outstanding Nexstar Inc. bond issues by approximately $150 million, thereby allowing for more aggressive activity under our recently expanded repurchase authorization and other initiatives to enhance shareholder value.”

About Nexstar Media Group, Inc.

Nexstar Media Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 197 television stations and related digital multicast signals reaching 115 markets or nearly 39% of all U.S. television households. Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities. For more information please visit www.nexstar.tv.

Forward-Looking Statements

This press release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release, concerning, among other things, the Issuer’s issuance of the Notes and the use of proceeds therefrom, involve risks and uncertainties, and are subject to change based on various important factors, including the Issuer’s ability to consummate the offering of the Notes on the terms expected or at all, current capital and debt market conditions, risks and uncertainties related to the global Coronavirus Disease 2019 (“COVID-19”) pandemic, including, for example, expectations regarding the impact of COVID-19 on our businesses and our future financial performance; our ability to obtain financial and tax benefits from the Coronavirus Aid, Relief, and Economic Security Act; the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2019, Nexstar’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and Nexstar’s subsequent public filings with the Securities and Exchange Commission.

Investor Contact:

Thomas E. Carter

President, Chief Operating Officer and Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni, Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP & Chief Communications Officer

Nexstar Media Group, Inc.

312/222-3394 or gweitman@nexstar.tv